UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2014 (September 17, 2014)

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2014, AG MIT CREL, LLC (“AG MIT CREL”), an indirect, wholly-owned subsidiary of AG Mortgage Investment Trust, Inc. (the “Company”), entered into a Master Repurchase Agreement and Securities Contract, dated as of September 17, 2014 (the “Repurchase Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”), to finance AG MIT CREL’s acquisition of certain beneficial interests in one or more commercial mortgage loans. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Repurchase Agreement provides for a funding period ending September 17, 2016 and an initial facility termination date of September 17, 2016 (the “Initial Termination Date”). AG MIT CREL has three (3) one-year options to extend the term of the Repurchase Agreement: (i) the first for an additional one year period (the “First Extension Period”) ending September 17, 2017 (the “First Extended Termination Date”), (ii) the second for an additional one year period (the “Second Extension Period”) ending September 17, 2018 (the “Second Extended Termination Date”) and (iii) the third for an additional one year period ending September 17, 2019 (the “Third Extended Termination Date”). For each of the Initial Termination Date, the First Extended Termination Date, the Second Extended Termination Date and the Third Extended Termination Date, if such day is not a Business Day, such date shall be the next succeeding Business Day. Each option shall be exercisable in each case no more than ninety (90) days and no fewer than thirty (30) days prior to the initial facility termination date, the First Extended Termination Date or the Second Extended Termination Date, as the case may be. The maximum aggregate borrowing capacity available under the Repurchase Agreement is $150 million.

In connection with the Repurchase Agreement, the Company entered into a guarantee agreement under which AG MIT, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, and the Company have fully guaranteed up to $80 million of AG MIT CREL’s payment and performance obligations under the Repurchase Agreement (the “Guarantee Agreement”).

The Repurchase Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type. It also contains financial covenants that require, as of the last business day of each quarter and on each purchase date, the Company and AG MIT, LLC to maintain (i) their consolidated Total Indebtedness to their Adjusted Tangible Net Worth at a ratio not exceeding the Leverage Ratio; (ii) a consolidated Adjusted Tangible Net Worth greater than or equal to $430 million; and (iii) at all times, consolidated Liquidity greater than or equal to $30 million and unrestricted cash greater than or equal to $5 million.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the Guarantee Agreement, which have been filed as exhibits to this Current Report on Form 8-K.

Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Repurchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Master Repurchase and Securities Contract dated as of September 17, 2014 between AG MIT CREL, LLC and Wells Fargo Bank, National Association
99.2	Guarantee Agreement dated as of September 17, 2014 by AG MIT, LLC and AG Mortgage Investment Trust, Inc. in favor of Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ ALLAN KRINSMAN
Name: Allan Krinsman
Title: General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Master Repurchase and Securities Contract dated as of September 17, 2014 between AG MIT CREL, LLC and Wells Fargo Bank, National Association

99.2	Guarantee Agreement dated as of September 17, 2014 by AG MIT, LLC and AG Mortgage Investment Trust, Inc. in favor of Wells Fargo Bank, National Association